Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Exhibit 10.1

SECOND Amendment

to the EXCLUSIVE License AGREEMENT

dated 8/26/2019

This SECOND AMENDMENT to the Exclusive License Agreement dated August 26th, 2019, (“ORIGINAL LICENSE AGREEMENT”), is made the date of last signature (“SECOND AMENDMENT EFFECTIVE DATE”) by and between The Curators of the University of Missouri, a public corporation of the State of Missouri having an office at Technology Advancement Office, University of Missouri, 440a Bond Life Sciences Center, Columbia, MO 65211 (“UNIVERSITY”) and Decibel Therapeutics, Inc. a Delaware for-profit corporation having offices at 1325 Boylston Street, Suite 500, Boston, MA 02215 (“LICENSEE”). UNIVERSITY and LICENSEE may sometimes be referred to herein as a “Party” or “Parties” as the case may be.

WHEREAS, LICENSEE and UNIVERSITY desire to amend the ORIGINAL LICENSE AGREEMENT, as was amended by a first amendment dated August 26, 2019 ("FIRST AMENDMENT"). The FIRST AMENDMENT deleted sections 3.01(e) and 5.02 of the ORIGINAL LICENSE AGREEMENT in their entirety and replaced them with substitute provisions.

WHEREAS, through this SECOND AMENDMENT the PARTIES desire to revise certain terms related to Milestone Payments as provided for in the ORIGINAL LICENSE AGREEMENT and as was amended by the FIRST AMENDMENT.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants, representations and warranties contained herein, the Parties agree to amend the ORIGINAL LICENSE AGREEMENT and amended by the FIRST AMENDMENT as follows:

1.
Definitions. For all purposes of this SECOND AMENDMENT, all capitalized terms used herein shall have the meanings attributed to them by the ORIGINAL LICENSE AGREEMENT and the FIRST AMENDMENT unless otherwise amended herein.

2.
Section 3.01 (e) of the ORIGINAL LICENSE AGREEMENT as was amended by the FIRST AMENDMENT is hereby stricken in its entirety and replaced with the following text:

(e) Milestone Payments. LICENSEE shall pay UNIVERSITY a milestone payment fee in accordance with the following schedule:

(i)
Regulatory Milestone Payments to be paid for each LICENSED PRODUCT:
1)
Upon [**] for each LICENSED PRODUCT in the OTOFERLIN LICENSED SUBFIELD, LICENSEE shall pay [**] dollars ($[**]), and [**] dollars ($[**]) for each LICENSED PRODUCT in the [**] LICENSED SUBFIELD.
2)
Upon [**], with each LICENSED PRODUCT, LICENSEE shall pay [**] dollars ($[**]).
3)
Upon [**] with each LICENSED PRODUCT, LICENSEE shall pay [**] dollars ($[**]).

4)
Upon [**] with each LICENSED PRODUCT, LICENSEE shall pay [**] dollars ($[**]).
5)
Upon [**] of each LICENSED PRODUCT, LICENSEE shall pay [**] dollars ($[**]).

In the event that a milestone is met and a prior milestone has not been met, then, the later and all prior unpaid milestone amounts will be combined and will be due upon the occurrence of the later milestone. For example, a [**] would result in LICENSEE owing [**] dollars ($[**]) due upon [**].

For clarity, for each LICENSED PRODUCT in the OTOFERLIN LICENSED SUBFIELD achieving regulatory approval in the US, LICENSEE will owe UNIVERSITY a total amount in Regulatory Milestone Payments of seven hundred eighty thousand dollars ($780,000) for such LICENSED PRODUCT. Furthermore, for each LICENSED PRODUCT in the [**] LICENSED SUBFIELD achieving regulatory approval in the US, LICENSEE will owe UNIVERSITY a total amount in Regulatory Milestone Payments of seven hundred eighty thousand dollars ($772,500) for such LICENSED PRODUCT.

(ii)
Sales Milestone Payments to be paid for each LICENSED PRODUCT include:
1)
Upon cumulative NET SALES of each LICENSED PRODUCT in the US exceeding [**] dollars ($[**]), LICENSEE shall pay [**] dollars ($[**]).
2)
Upon cumulative NET SALES of each LICENSED PRODUCT in the US exceeding [**] dollars ($[**]), LICENSEE shall pay [**] dollars ($[**])
3)
Upon cumulative NET SALES of each LICENSED PRODUCT in the US exceeding [**] dollars ($[**]), LICENSEE shall pay [**] dollars ($[**])
4)
Upon cumulative NET SALES of each LICENSED PRODUCT in the US exceeding [**] dollars ($[**]),LICENSEE shall pay [**] dollars ($[**]).

By way of example, should LICENSEE develop two LICENSED PRODUCTS (i.e., two different commercial products), then each of the foregoing milestones shall be payable for each of LICENSED PRODUCTS. Milestone fees are non-refundable. Royalty payments in a given license year shall not be creditable against any milestone fees.

3.
Section 5.02 of the ORIGINAL LICENSE AGREEMENT as was amended by the FIRST AMENDMENT is hereby stricken in its entirety and replaced with the following text:

Section 5.02 UNIVERSITY shall have the right, at UNIVERSITY’s sole discretion, to either terminate or render this license nonexclusive in an individual LICENSED FIELD and/or individual country or countries within the LICENSED TERRITORY if LICENSEE or its SUBLICENSEE (if applicable):

(a)
In the OTOFERLIN LICENSED SUBFIELD:
(i)
Has not [**] for a LICENSED PRODUCT targeting the otoferlin gene by [**].
(ii)
Has not [**] for a LICENSED PRODUCT targeting the otoferlin gene [**] by [**].

(iii)
Has not [**] for a LICENSED PRODUCT [**] targeting the otoferlin gene by the [**].
(iv)
Has not [**] targeting the otoferlin gene by [**].

(b)
In the [**] LICENSED SUBFIELD:
(i)
Has not [**] of the [**] gene [**] by [**].
(ii)
Has not [**] for a LICENSED PRODUCT targeting the [**] gene by [**].
(iii)
Has not [**] for a LICENSED PRODUCT targeting the [**] gene [**] by [**].
(iv)
Has not [**] for a LICENSED PRODUCT [**] targeting the [**] gene by [**].
(v)
Has not [**] for a LICENSED PRODUCT [**] targeting the [**] gene by [**].
(c)
Achieved [**] for any LICENSED PRODUCT [**] withi [**].

4.
A new Section 11.17 is added with following text:

Section 11.17 If this Agreement has a total potential value of $100,000 or more, and if Sponsor is a company with ten (10) or more employees, then Sponsor certifies that it, and any company affiliated with it, does not boycott Israel and will not boycott Israel during the term of this Agreement. In this paragraph, the terms “company” and “boycott Israel” shall have the meanings described in Section 34.600 of the Missouri Revised Statutes.

5.
All other terms and conditions of the ORIGINAL LICENSE AGREEMENT and FIRST AMENDMENT are hereby ratified and reaffirmed and continue in full force and effect. This SECOND AMENDMENT does not act to change any other provisions or alter the timing of any other payments or diligence items due in the ORIGINAL LICENSE or FIRST AMENDMENT except as expressly provided herein.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this SECOND AMENDMENT by their duly authorized officers or representatives.

THE CURATORS OF THE		LICENSEE
UNIVERSITY OF MISSOURI

BY:	/s/ Lisa Lorenzen	BY:	/s/ Laurence Reid

NAME:	Lisa Lorenzen	NAME:	Laurence Reid
TITLE:	Assistant Vice Chancellor	TITLE:	Chief Executive Officer
	Technology Advancement		Decibel Therapeutics

DATE	5/3/2022	DATE	5/3/2022